UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

FIRST INDEPENDENCE CORP.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Waters Edge,
Congers, NY 10920
(Address of Principal Executive Offices)

(former Address of Principal Executive Offices)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On June 5, 2013, the Company consummated a private placement of its common stock, par value $0.0001 ("Common Stock") pursuant to the Securities Purchase Agreement (the “PIPE SPA”) with certain accredited investors (“PIPE Investors”) at the price of $3.00 per share, where the Company sold an aggregate of 83,334 shares of Common Stock for gross proceeds of $250,000 (the “PIPE”).

The PIPE SPA contains representations and warranties of the Company that are customary to this type of transactions. Under the PIPE SPA, the Company granted piggy-back registration rights to the PIPE Investors, where the Company will be obligated to include the Common Stock sold in the PIPE in a registration statement which the Company prepares to file with the SEC relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

The foregoing descriptions of the terms of the PIPE SPA is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, dated June 5, 2013, which is included as Exhibit 10.1 of this Current Report and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Independence Corp.

Date: June 11, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer